UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule14a-12

FINANCIAL INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Financial Investors Trust

Grandeur Peak Funds

1290 Broadway, Suite 1000

Denver, CO 80203

NOTICE OF ADJOURNMENT

WE NEED YOUR HELP!

May 31, 2023

Dear Valued Shareholder,

Today, the Special Meeting of Shareholders of your Grandeur Peak Funds was adjourned/postponed due to insufficient shareholder participation in the pending proxy vote. A new meeting date has been set for 10am MT, on June 14th, 2023, to provide shareholders who have not yet cast their proxy vote time to do so. The proxy solicitor’s records indicate that you have not yet cast your vote. It is critical that we receive your response so we may proceed with the important business of the funds.

PLEASE take a moment to cast your vote TODAY.

Three convenient voting methods…

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-877-297-1738. Representatives are available Monday through Friday 7am to 8pm Mountain time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on your proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on your proxy card(s) and following the instructions on the website.

Full details about the proxy can be found in the proxy statement, which is also available here: https://vote.proxyonline.com/alps/docs/grandeur_proxy.pdf.

We very much appreciate your attention to this matter. Please cast your vote today.

Sincerely,

Blake Walker

CEO

Grandeur Peak Global Advisors